Exhibit 10.3

KINERGY MARKETING LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814

December 4, 2013

WELLS FARGO CAPITAL FINANCE, LLC,

as Agent for and on behalf of the

Lenders as referred to below

2450 Colorado Avenue

Suite 3000W

Santa Monica, CA 90404

Re:          Amendment No. 1 to Amended and Restated Loan and Security Agreement

Ladies and Gentlemen:

Wells Fargo Capital Finance, LLC ("WFCF"), in its capacity as agent ("Agent") for the Lenders from time to time party to the Loan Agreement referred to below, the Lenders, Kinergy Marketing LLC, an Oregon limited liability company ("Kinergy"), and Pacific Ag. Products, LLC, a California limited liability company ("Pacific Ag", and together with Kinergy, each individually a "Borrowers" and collectively, "Borrowers"), have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement, dated as of May 4, 2012, by and among Agent, Lenders and Borrowers (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other Financing Agreements (as defined in the Loan Agreement). WFCF is currently both the Agent and the sole Lender under the Loan Agreement and is hereinafter referred to in this Amendment No. 1 to Amended and Restated Loan and Security Agreement (this "Amendment"), in both such capacities, as "WFCF".

Borrowers and Parent have requested that WFCF agree to (a) eliminate the Availability Block from the Borrowing Base, and (b) decrease the Applicable Margin effective from and after December 1, 2014, and WFCF has agreed to make such amendments to the Loan Agreement, on and subject to the terms and conditions set forth herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.       Interpretation. All initially capitalized terms used in this Amendment shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2.       Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and Section 1 of the Loan Agreement is hereby amended to include in appropriate alphabetical order, in addition and not in limitation, the following definitions:

"Amendment No. 1" shall mean the Letter Agreement re: Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 4, 2013, by and among Borrowers, Parent, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

3.       Elimination of Availability Block from Borrowing Base.

(a)       The definition of "Borrowing Base" set forth in Section 1.13 of the Loan Agreement is hereby amended by deleting clause (b) currently set forth therein in its entirety and re-designating clause "(c)" currently set forth therein as clause "(b)" thereof.

(b)       Notwithstanding the elimination of the Availability Block provided for in Section 3(a) immediately above, WFCF shall have the right, in its sole discretion, to establish a Reserve against the Borrowing Base at any time, and from time to time, in an amount equal to the Availability Block. Such Reserve, if established, will be in addition to, and not in limitation of, any other Reserves then maintained by WFCF.

4.       Reduction of Applicable Margin. Effective from and after December 1, 2013, the definition of "Applicable Margin" set forth in Section 1.6(a) of the Loan Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows (it being understood that the definition of Applicable Margin as set forth in such Section 1.6(a) as of the date hereof shall remain in effect at all times through and including November 30, 2103):

"1.6 "Applicable Margin" shall mean:

Subject to clause (b) below, at any time, as to the Interest Rate for all Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability is at or within the amounts indicated for such percentage:

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Tier	Quarterly Average Excess Availability	Applicable Margin
1	Greater than $6,000,000	2.25%
2	Less than or equal to $6,000,000 and greater than or equal to $3,000,000	2.75%
3	Less than $3,000,000	3.25%"

5.       Amendment of EBITDA Financial Covenant. Section 9.17(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"(a) EBITDA. As of the end of each fiscal month, commencing with the fiscal month ending September 30, 2013 and for each fiscal month thereafter, Borrowers shall maintain EBITDA of not less than (i) for the fiscal month ending September 30, 2013 and for each fiscal month thereafter through and including the fiscal month ending December 31, 2013, for the three (3) fiscal months then ended $450,000, (ii) for each respective fiscal month commencing with the fiscal month ending September 30, 2013 through and including the fiscal month ending December 31, 2013, for the six (6) fiscal months then ended, $1,100,000, (iii) for the fiscal month ending January 31, 2014 and for each fiscal month thereafter, for the three (3) fiscal months then ended, $500,000, and (iv) for each respective fiscal month commencing with the fiscal month ending January 31, 2014 and for each fiscal month thereafter, for the six (6) fiscal months then ended, $1,300,000."

6.       Representations, Warranties and Covenants. Borrowers and Parent hereby represent, warrant and covenant to WFCF the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which are continuing conditions of the making of Loans to Borrowers:

(a)       this Amendment has been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Parent and, if necessary, their respective stockholders and/or members, as the case may be, and the agreements and obligations of Borrowers and Parent contained herein and therein constitute the legal, valid and binding obligations of Borrowers and Parent, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b)       the execution, delivery and performance of this Amendment (a) are all within Borrowers' and Parent's corporate or limited liability company powers (as applicable), (b) are not in contravention of law or the terms of Borrowers' or Parent's certificate or articles of organization or formation, operating agreement, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers or Parent is a party or by which Borrowers, Parent or its or their property is bound and (c) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of WFCF pursuant to the Loan Agreement and the Financing Agreements as amended hereby;

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(c)       all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(d)       after giving effect to this Amendment, no Default or Event of Default exists as of the date of this Amendment; and

(e)       no action of, or filing with, or consent of any governmental or public body or authority and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

7.      Conditions Precedent. This Amendment shall not become effective unless:

(a)       WFCF shall have received an original (or faxed or electronic copy) of this Amendment, duly authorized, executed and delivered by Borrowers and Parent; and

(b)       No Default or Event of Default shall have occurred and be continuing on the date hereof and after giving effect to the amendments to the Loan Agreement set forth herein.

8.       Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the Loan Agreement or any of the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

9.       Further Assurances. At WFCF's request, Borrowers and Parent shall execute and deliver such additional documents and take such additional actions as WFCF requests to effectuate the provisions and purposes of this Amendment and to protect and/or maintain perfection of WFCF's security interests in and liens upon the Collateral.

10.       Governing Law. The validity, interpretation and enforcement of this Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

11.       Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns

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12.       Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other method of electronic communication also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS hereof, the parties have executed and delivered this Amendment as of the day and year first above written.

Very truly yours,

KINERGY MARKETING LLC,
as a Borrower

By: /s/ Bryon T. McGregor
Name: Bryon T. McGregor
Title: CFO

PACIFIC AG. PRODUCTS, LLC,
as a Borrower

By: /s/ Bryon T. McGregor
Name: Bryon T. McGregor
Title: CFO

AGREED TO:

WELLS FARGO CAPITAL FINANCE, LLC,	PACIFIC ETHANOL, INC.,
as Agent and sole Lender	as Parent

By: /s/ Carlos Valles	By: /s/ Bryon T. McGregor
Name: Carlos Valles	Name: Bryon T. McGregor
Title: VP	Title: CFO

[Signature Page to Amendment No. 1 to A&R Loan and Security Agreement]

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